Amended and Restated

Schedule G

dated August 21, 2018

to

THE ADVISORS’ INNER CIRCLE FUND II

Amended and Restated Rule 18f-3

Multiple Class Plan

dated February 21, 2007

Kopernik Funds

(each a Fund to which Kopernik Global Investors, LLC serves as investment adviser)

	Class A Shares	Class I Shares	Investor Class Shares
Kopernik Global All-Cap Fund	X	X
Kopernik International Fund		X	X

EXHIBIT G.1

KOPERNIK FUNDS

CERTIFICATE OF CLASS DESIGNATION

Class A Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

Class A shares are sold subject to a front-end sales charge. The front-end sales charges are indicated on the following table.

Investment	Sales Charge as a Percentage of Offering Price	Sales Charge as a Percentage of Net Investment
Less than $50,000 $50,000 but less than $100,000 $100,000 but less than $250,000 $250,000 but less than $500,000 $500,000 but less than $1,000,000 $1,000,000 and over	5.75% 4.50% 3.75% 2.75% 2.00% N/A	6.10% 4.71% 3.90% 2.83% 2.04% N/A

Purchases of $1 million or more of Class A Shares may be subject to a contingent deferred sales charge if such Class A Shares are redeemed within 18 months of purchase, as described in the Fund’s prospectus, in accordance with the following schedule:

•	0.75% for purchases of Class A Shares over $1 million but less than $4 million,
•	plus 0.50% of the amount over $4 million but less than $50 million,
•	plus 0.25% of the amount over $50 million.

Additionally, Class A Shares are subject to a Rule 12b-1 fee. The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Distribution Plan approved by the Board of Trustees at an annual rate of up to 0.25% of each Fund’s average daily net assets attributable to Class A Shares. The Distributor will use its fee for expenses associated with the promotion and sale of the Funds’ Class A Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel, and for expenses associated with servicing the shareholders of the Fund’s Class A Shares.

2.	Eligibility of Purchasers

Class A Shares are available to individual and institutional investors and may require a minimum initial investment (as described in the Funds’ prospectus).

3.	Exchange Privileges

Class A Shares of each Fund may be exchanged for Class I Shares, Class A Shares or Investor Class Shares of each other Kopernik Fund, if applicable, in accordance with the procedures disclosed in the Funds’ prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	Voting Rights

Each shareholder of Class A Shares will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held. Shareholders of Class A Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A Shares (such as a distribution plan or service agreement relating to Class A Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Class A Shares differ from the interests of holders of any other class.

5.	Conversion Rights

Shareholders of Class A Shares of a Fund may convert such Class A Shares into Class I Shares or Investor Class Shares of the same Fund, if applicable (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus for the Fund and subject to the terms and conditions set forth in the prospectus, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class I Shares or Investor Class Shares.

In addition, in the event that a shareholder no longer meets the eligibility requirements for investment in Class A Shares, a Fund may, in its discretion, elect to convert such shareholder’s Class A Shares into a class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other class, then such shareholder's Class A Shares shall be convertible into shares of the class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

EXHIBIT G.2

KOPERNIK FUNDS

CERTIFICATE OF CLASS DESIGNATION

Class I Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

Class I Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee.

2.	Eligibility of Purchasers

Class I Shares are available to individual and institutional investors and may require a minimum initial investment (as described in the Funds’ prospectus).

3.	Exchange Privileges

Class I Shares of each Fund may be exchanged for Class I Shares, Class A Shares or Investor Class Shares of each other Kopernik Fund, if applicable, in accordance with the procedures disclosed in the Funds’ prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	Voting Rights

Each shareholder of Class I Shares will have one vote for each full Class I Share held and a fractional vote for each fractional Class I Share held. Shareholders of Class I Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I Shares (such as a distribution plan or service agreement relating to Class I Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Class I Shares differ from the interests of holders of any other class.

5.	Conversion Rights

Shareholders of Class I Shares of a Fund may convert such Class I Shares into Class A Shares or Investor Class Shares of the same Fund, if applicable (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus for the Fund and subject to the terms and conditions set forth in the prospectus, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class A Shares or Investor Class Shares.

In addition, in the event that a shareholder no longer meets the eligibility requirements for investment in Class I Shares, a Fund may, in its discretion, elect to convert such shareholder’s Class I Shares into a class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other class, then such shareholder's Class I Shares shall be convertible into shares of the class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

EXHIBIT G.3

KOPERNIK FUNDS

CERTIFICATE OF CLASS DESIGNATION

Investor Class Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

Investor Class Shares are sold without a load or sales charge, but are subject to a Rule 12b-1 fee. The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Distribution Plan approved by the Board of Trustees at an annual rate of up to 0.25% of each Fund’s average daily net assets attributable to Investor Class Shares. The Distributor will use its fee for expenses associated with the promotion and sale of the Funds’ Investor Class Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel, and for expenses associated with servicing the shareholders of the Fund’s Investor Class Shares.

2.	Eligibility of Purchasers

Investor Class Shares are available to individual and institutional investors and may require a minimum initial investment (as described in the Funds’ prospectus).

3.	Exchange Privileges

Investor Class Shares of each Fund may be exchanged for Investor Class Shares, Class A Shares or Class I Shares of each other Kopernik Fund, if applicable, in accordance with the procedures disclosed in the Funds’ prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	Voting Rights

Each shareholder of Investor Class Shares will have one vote for each full Investor Class Share held and a fractional vote for each fractional Investor Class Share held. Shareholders of Investor Class Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Investor Class Shares (such as a distribution plan or service agreement relating to Investor Class Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Investor Class Shares differ from the interests of holders of any other class.

5.	Conversion Rights

Shareholders of Investor Class Shares of a Fund may convert such Investor Class Shares into Class I Shares or Class A Shares of the same Fund, if applicable (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus for the Fund and subject to the terms and conditions set forth in the prospectus, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class I Shares or Class A Shares.

In addition, in the event that a shareholder no longer meets the eligibility requirements for investment in Investor Class Shares, a Fund may, in its discretion, elect to convert such shareholder’s Investor Class Shares into a class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other class, then such shareholder's Investor Class Shares shall be convertible into shares of the class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.